Exhibit 99.1

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Ionis announces appointment of Ludwig Hantson, Ph.D. to Board of Directors

CARLSBAD, Calif., June 8, 2026 -- Ionis Pharmaceuticals, Inc. (Nasdaq: IONS) today announced the appointment of Ludwig Hantson, Ph.D., an accomplished global biopharmaceutical leader, to the Ionis Board of Directors, effective immediately.

“We are pleased to welcome Dr. Hantson to the board,” said Joseph Loscalzo, M.D., Ph.D., chairman of the Ionis Board of Directors. “Ludwig’s biopharma executive leadership experience will be especially meaningful as Ionis prepares for a steady cadence of new commercial launches, including two additional independent launches this year, while continuing to scale its operations as a fully integrated biotechnology company.”

Dr. Hantson has more than 30 years of leadership experience at biopharmaceutical and medical device companies. He served as chief executive officer and board member of Alexion from 2017-2021, prior to its acquisition by AstraZeneca. Under his leadership, Dr. Hantson redefined the company’s strategy and operating model and strengthened execution across the business.

Before joining Alexion, Dr. Hantson served as president of Baxter Bioscience, where he led the spin-off of Baxalta, serving as chief executive officer and board member. Earlier in his career, he held senior leadership roles at Novartis across North America and Europe, including chief executive officer of North America, and spent 13 years at Johnson & Johnson in roles of increasing responsibility. In addition to serving as a director at Alexion and Baxalta, Dr. Hantson served as a director at Hologic, a medical device innovator. He holds a master's degree in physical education and a Ph.D. in motor rehabilitation & physical therapy from the University of Louvain in Belgium.

“We are delighted to welcome Dr. Hantson to the board as he brings a wealth of strategic and operational expertise in the biopharmaceutical industry,” said Brett P. Monia, Ph.D., chief executive officer, Ionis. “His experience leading complex global organizations across rare and specialty diseases will be invaluable as Ionis advances our commercial medicines and innovative pipeline and enters a period of accelerated growth and value creation.”

Ionis also recently announced the appointment of Peter Reikes to the board and the retirement of two long-serving directors, Joseph Wender and Lynne Parshall.

About Ionis Pharmaceuticals, Inc.
For three decades, Ionis has invented medicines that bring better futures to people with serious diseases. Ionis currently has marketed medicines and a leading pipeline in neurology, cardiometabolic disease and select areas of high patient need. As the pioneer in RNA-targeted medicines, Ionis continues to drive innovation in RNA therapies in addition to advancing new approaches in gene editing. A deep understanding of disease biology and industry-leading technology propels our work, coupled with a passion and urgency to deliver life-changing advances for patients. To learn more about Ionis, visit Ionis.com and follow us on X (Twitter), LinkedIn and Instagram.

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Ionis Forward-looking Statements
This press release includes forward-looking statements regarding Ionis' business, the therapeutic and commercial potential of our commercial medicines, additional medicines in development and technologies, and our expectations regarding development and regulatory milestones. Any statement describing Ionis' goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties including those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines. Ionis' forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Ionis' forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Ionis. Except as required by law, we undertake no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Ionis' programs are described in additional detail in Ionis' annual report on Form 10-K for the year ended December 31, 2025, and most recent Form 10-Q, which are on file with the Securities and Exchange Commission. Copies of these and other documents are available from the Company. In this press release, unless the context requires otherwise, "Ionis," "Company," "we," "our" and "us" all refer to Ionis Pharmaceuticals and its subsidiaries.

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